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                                                                 Exhibit 10.1


             AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

This Amended and Restated Manufacturing and Supply Agreement (the "Agreement") is entered into effective as of April 24, 2003 ("Effective Date"), by and between APG, an Indiana corporation ("APG"), and Connetics Corporation, a Delaware corporation ("Connetics"). APG and Connetics are each referred to as a "Party" to this Agreement, and collectively as the "Parties."

                                   BACKGROUND

A. Connetics desires to use APG's facilities, resources and expertise to manufacture the Products, as defined below, and APG desires to act as a contract manufacturer of the Products agreed to by both Parties in accordance with the terms and conditions set forth in this Agreement.

B. Connetics and APG previously entered into a Quality and Technical Agreement, dated January 8, 2002, as amended effective September 13, 2002.

C. Connetics and APG previously entered into a Manufacturing and Supply Agreement dated January 1, 2002, which was amended on July 1, 2002 (the "Original Agreement"). The Parties desire to amend and restate the Original Agreement to encompass the matters set forth in this Agreement.

D. Upon the execution of this Agreement by the Parties, Connetics desires to pre-pay $1,500,000 for future development work and Products
         (the "Payment").

E.       [*]

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth below, APG and Connetics agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS

For the purposes of this Agreement, in addition to terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings:

"AFFILIATE" means any corporation or other business entity controlled by, controlling or under common control with a party hereto. For this purpose "control" shall mean direct or indirect

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[*]  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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beneficial ownership of fifty percent (50%) or more of the voting stock, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity.

"ANNUAL CREDIT" shall have the meaning set forth in SECTION 4.5.

"API" means active pharmaceutical ingredient.

"BATCH" shall have the meaning set forth in the Quality Agreement.

"CERTIFICATE OF ANALYSIS" means a summary of the quality control testing, as described in the Specifications, performed by APG for Finished Product supplied under this Agreement.

"CHANGE" shall have the meaning set forth in the Quality Agreement.

"cGMPs" means the current Good Manufacturing Practices of the FDA.

"COMMERCIALLY REASONABLE EFFORTS" means the effort by APG or Connetics to deploy, in light of prevailing circumstances and taking into account obligations and commitments to third parties, sufficient resources, capital equipment, material and labor as might reasonably be expected to achieve in a commercially appropriate time-scale, the benefits which are reasonably anticipated to accrue to APG and Connetics from the commercial exploitation of the Products, and if the Commercially Reasonable Efforts are to be directed to a specific goal, then the achievement of that goal.

"CONFIDENTIAL INFORMATION" shall have the meaning set forth in SECTION 7.1.

"CONNETICS REPRESENTATIVE" means the person designated by Connetics who shall be primarily on site at APG's facility.

"DATE OF MANUFACTURE" shall have the meaning set forth in the Quality Agreement.

"DEVELOPMENT AGREEMENT" means any separate agreement entered into by the Parties with respect to a potential Product that is not yet ready to be manufactured on a commercial scale, including the requirements surrounding production of units of Product and Placebo appropriately labeled for use in Connetics' clinical trials (in amounts to be specified by Connetics, as required). Each such Development Agreement shall, when executed, be appended to this Agreement as an EXHIBIT E (sequentially numbered as Exhibits E-1, E-2, etc.).

"DMF" means the drug master file for a Product, as filed by APG with the FDA.

"FDA" means the Food and Drug Administration of the United States of America.

"FINISHED PRODUCT" shall have the meaning set forth in the Quality Agreement.

"IND" means an Investigational New Drug Application for a Product, as filed by Connetics with the FDA.

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"INITIAL TERM" shall have the meaning set forth in SECTION 10.1.

"LABELING" means the primary container label, secondary packaging, package insert, shelf pack and shipper label specific to finished Product, including Placebo, manufactured pursuant to this Agreement.

"LOSSES" shall have the meaning set forth in SECTION 11.1.

"MANUFACTURING FEE" means the fee paid by Connetics to APG for services required to manufacture and package Products. The Manufacturing Fee is quoted in single final Product Unit increments (i.e., by the can, bottle, or tube), and will be set for each Product and for each size or formulation. . The Manufacturing Fee shall include services for incoming inspection of materials (including costs associated with establishing, testing and storing Raw Materials or Components), compounding of bulk, packaging Product, testing Product for release, making Product ready for shipment, and minimum product documentation (one copy of Certificate of Analysis, batch records).

"MANUFACTURING STANDARDS" means the specifications for manufacturing, packaging, labeling and storing the Products set forth in the Specifications, the master batch record, cGMPs, MSDSs, and all other applicable U.S. laws and regulations.

"MSDS" means material safety data sheet(s).

"NDA" means a New Drug Application for a Product, as filed by Connetics with, and approved by the FDA.

"PAYMENT" shall have the meaning set forth in RECITAL D.

"PLACEBO" means a Product adjusted to be formulated without the active ingredient.

"PRODUCT(s)" means the products described on EXHIBIT A to this Agreement, as it may be properly amended from time to time by agreement of the Parties, and which is incorporated by this reference as though fully set forth in this paragraph.

"QUALITY AGREEMENT" means the Agreement set forth as EXHIBIT C to this Agreement and incorporated by this reference as though fully set forth in this Agreement, as it may be amended from time to time.

"RAW MATERIALS" means any and all raw materials and components other than the API needed by APG to manufacture and supply Product according to the terms and conditions of this Agreement.

"REGULATORY AUTHORITY" means the FDA or any equivalent or additional governmental or regulatory agencies having jurisdiction with respect to APG, APG's facilities, or the Products.

"SPECIFICATIONS" means the specifications established by Connetics in writing for the manufacture of any Product.

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"UNIQUE MATERIALS" shall have the meaning set forth in SECTION 3.12 of this
Agreement.

"UNIT" means the Product in the package sizes set forth in the Specifications. The trade or sample package may be changed from time to time and the term "Unit" shall refer to the Product in such changed package.

                                    ARTICLE 2
                         SPECIFICATIONS AND MANUFACTURE

2.1 Manufacture of Products. During the term of this Agreement, and subject to the terms and conditions of this Agreement, APG shall formulate, fill and package the Products (including Placebo) in accordance with their respective Specifications, according to the terms of this Agreement and the Quality Agreement, as they may be amended from time to time. The Parties may mutually agree to alter the Specifications or to amend the Quality Agreement from time to time by written agreement without the necessity of amending this Agreement.

2.2 Conformance to Specifications. Products (and jointly approved for the purposes of this section, the Placebo) shall conform to the Specifications, the terms of the Quality Agreement, and all specifications provided in Connetics' IND or NDA. Notwithstanding the foregoing, if Connetics accepts Product in accordance with the provisions of this Agreement and the Quality Agreement, this SECTION
         2.2 shall be deemed to have been satisfied.

2.3 Labeling. APG will label and package Product in finished form, pursuant to a firm purchase order accepted by APG as described in SECTION 3.4. Connetics shall be responsible for the origination of artwork and text, and shall make all final decisions with regard to the Labeling. Connetics shall be responsible for assuring that such Labeling conforms to all applicable laws.

2.4 Raw Materials. APG shall have the sole responsibility to source all API and Raw Materials, including all quality control responsibility for such Raw Materials. APG shall secure reliable sources and maintain sufficient quantities of the API and the Raw Materials to manufacture Product in accordance with the terms and conditions of this Agreement. APG shall assume all responsibility and risk for the safekeeping, storage and handling of all API and Raw Materials.

2.5 Batch Testing; Certificate of Authenticity. APG shall test, or cause to be tested, in accordance with the Specifications, each batch of Product manufactured pursuant to this Agreement before delivery to Connetics. Prior to each shipment of Product, APG shall provide to Connetics a Certificate of Analysis attesting to the quality of each batch contained within the shipment, including review and approval by the appropriate quality control unit of all batch production and control records. APG shall maintain and provide Connetics with such documentation as may be required for compliance with FDA and other applicable regulations.

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2.6      Good Manufacturing Practice. APG shall manufacture, store and prepare all Products for shipping in accordance with cGMPs, in an FDA inspected facility, currently envisioned to be APG's facilities in Indiana, located at 1919 Superior Street, Elkhart, Indiana (formulation and compounding; in process testing; finished product testing) and 2825 Middlebury Street, Elkhart, Indiana (fill and packaging). APG shall ensure that the housekeeping and maintenances of each facility complies with cGMP requirements. APG may not change manufacturing of Products to an alternate facility without first obtaining Connetics' written approval, including the approvals required pursuant to the Quality Agreement, such approval not to be unreasonably withheld.

2.7 DMF. APG shall maintain a DMF or like filing, suitable for APG's manufacture of Products, with the applicable regulatory agencies (including FDA) and shall ensure that its "active status" is maintained. APG shall use Commercially Reasonable Efforts to timely accomplish, and bear the costs of, preparing for regulatory inspection, approval and associated filings required for the manufacture of Connetics' Products. Connetics shall directly pay or reimburse APG for any fees and payments to such regulatory agencies required for such inspection, approval and associated filings (e.g., any FDA inspection fee); it is understood that Connetics is not responsible for any additional fees and payments related to the general operation of APG's business or facilities. APG will provide letter(s) granting Connetics and its designees the right of cross-reference to the DMF. APG reserves the right to cancel such letter(s) in case of termination of this Agreement.

2.8 Licenses. APG agrees that it shall, at its sole cost and expense, maintain any and all licenses, permits and consents necessary and/or required for APG to manufacture the Product and otherwise perform its obligations under this Agreement.

2.9 Inspections. Connetics has the right at any time during the term of this Agreement, upon reasonable prior notice and during reasonable business hours and without disruption to APG's business, to inspect APG's facility, and to make FDA-type inspections at its plant to satisfy itself that APG manufactures and documents the Product according to current cGMPs, consistent with FDA standards and requirements. Such inspections may only be made by individuals reasonably acceptable to APG. The provisions of this SECTION 2.9 are subject to the confidentiality provisions OF ARTICLE 7. Connetics shall be responsible for its costs of travel and accommodation for such inspections.

2.10     Changes to Specifications.

         (a) If Connetics desires any material change to the Specifications or manufacturing process, Connetics shall deliver, sixty (60) days prior to the expected date of implementation, written notice to APG specifying such change desired by Connetics, and APG shall acknowledge in writing any such notice within thirty
                  (30) days after APG receives the notice; provided, however, that the Specifications or process shall not be supplemented, modified or amended in any respect without the prior written agreement of the Parties. APG will use Commercially Reasonable Efforts to implement changes within one hundred and

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                  twenty (120) days after APG's acknowledgement of such notice.
                  If Connetics requests a change to a Product Specification, including the manufacturing process, and APG agrees that such change is feasible, such change shall be incorporated within the Product Specification pursuant to a written amendment to this Agreement. Connetics shall be responsible for obtaining any required FDA approval prior to implementation of such a change at Connetics' cost.

         (b) APG will communicate to Connetics in a timely manner any change in the Product Specification, including the manufacturing process, initiated by APG, and will obtain Connetics' written approval by way of written amendment of this Agreement incorporating such change within the Product Specification prior to implementation of the change. No such change may be instituted except in compliance with this Agreement and the Quality Agreement. Connetics shall have the option of obtaining, or having APG obtain any required FDA approval or other regulatory approval prior to implementation of such a change. APG may provide additional services in conjunction with the manufacture of Products, such as additional formulation, process development or stability testing, at the request of Connetics and pursuant to Connetics' purchase order, and all data and results from such additional services shall be owned by Connetics and protected as confidential under this Agreement.

2.11 Connetics Representative at APG. Connetics may, at Connetics' expense, place a company representative on-site at APG's manufacturing facility during the term of this Agreement. Subject to the following sentence, such representative shall have full access to all operations, documents, and records that specifically pertain to the manufacture of the Products. The Connetics Representative shall accept APG's procedures regulating external customer relationships (including GMP training, guarantee of confidentiality, and health procedures), and shall not materially disrupt APG's operations. Nothing in this SECTION
         2.11 shall be read to prevent APG from denying access to the Connetics Representative at any time when the confidentiality of another APG customer would be compromised by the presence of the Connetics Representative.

2.12 Equipment. Connetics has purchased the equipment listed on EXHIBIT D, all of which is to be kept at APG's facilities at 1919 Superior Street and 2825 Middlebury Street, Elkhart, Indiana. APG shall use the equipment solely in the manufacture and testing of Connetics' Products, and shall be responsible for maintaining and servicing the equipment. APG consents to the filing of any papers or documents necessary to secure Connetics' security interest in the equipment. Division 9 of the California Commercial Code shall govern the rights and obligations of the Parties relative to the security interests in the equipment.

                                   ARTICLE 2.5
                                   EXCLUSIVITY

2.5.1 Exclusivity. As consideration for the Payment, during the term of this Agreement, APG shall not engage in any new manufacturing or development activities for any aerosol

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         foam-based prescription dermatology product(s) for any other party without first obtaining Connetics' written consent, which consent can be withheld by Connetics for any reason and at its sole discretion. All manufacturing and/or development activities for aerosol foam-based prescription dermatology product(s) APG is engaged in for other parties as of the effective date of this Agreement are permitted and do not require Connetics' written consent.

2.5.2 Protection of Know-How. Whether or not APG engages in activities specified in SECTION 2.5.1, but especially in those instances when APG does engage in those activities, whether such activities are engaged in prior to or after the effective date of this Agreement, or engaged in with or without Connetics' consent, APG shall protect and keep confidential, pursuant to the provisions of ARTICLE 7, all of Connetics' know-how. Connetics' know-how shall include but not be limited to:

         (a)      the manufacturing plan, process and/or instructions;

         (b)      the Specifications;

         (c)      testing procedures;

         (d) validation, verification, and/or certification protocols, including preliminary data and results;

         (e)      stability runs and/or testing;

         (f) equipment qualifications, validations and/or verifications specific to the Products; and

         (g) equipment layout for the equipment used to manufacture the Products.

         Furthermore, during the preparation, manufacture and internal review following the manufacturing process for the Products, no third party or unauthorized person shall have access to the area in which the manufacturing process takes place. No third party or unauthorized person shall have access at any time to the equipment and machinery dedicated to the manufacture of the Products.

2.5.3    Acceleration upon Breach. If APG breaches the provisions of this
         ARTICLE 2.5 and Connetics does not terminate this Agreement pursuant to
         SECTION 10.2, then all remaining Annual Credits, shall be immediately accelerated and the remaining portion of the Payment that has not been credited to Connetics shall be applied 100% to all then-current and future Product orders and/or development work until fully credited to Connetics.

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                                    ARTICLE 3
                               PLANNING AND SUPPLY

3.1 Production. APG will produce Products to meet the mutually agreed upon forecasts, subject to the provisions of this ARTICLE 3. APG will keep Connetics reasonably informed of all scheduled production activity for the Products.

3.2 Termination of Obligation. APG's obligation to supply Product to Connetics shall terminate pursuant to the provisions of ARTICLE 10 below.

3.3 Forecasts. Connetics shall provide APG with an annual forecast for budgeting and production planning purposes. Connetics shall also deliver to APG a monthly update during the first calendar week of each month, together with a summary of changes from the previous update. Forecasts shall include the amounts of each Product to be manufactured and supplied by APG and the expected timing for the delivery of each shipment during the forecast period.

3.4 Purchase Orders. Connetics will place written purchase orders directly or through its designated representatives with APG approximately twelve
         (12) weeks prior to requested shipment date, including the following details: number of units, requested shipping date, shipping instructions and Connetics' order reference number including the price calculated according to this Agreement. Each purchase order issued pursuant to this Agreement shall be governed by the terms and conditions of this Agreement, and shall override any conflicting provisions in any purchase order and any invoice or packing slip generated by APG with respect to the details set forth in this SECTION 3.4.

3.5 Receipt and Acceptance by APG. APG shall promptly acknowledge its receipt of purchase orders and inform Connetics of the anticipated dates of manufacture and delivery of each Product presentation to Connetics. APG shall respond in writing as to its acceptance of each firm purchase order within fifteen (15) days of receipt of such order. Any portion of the order that exceeds the most recent corresponding twelve (12) month forecast (supplied pursuant to SECTION 3.3) by more than one hundred ten percent (110%) will be accepted at APG's discretion. Once a specified quantity, form and delivery date terms have been agreed to by the Parties in any purchase order placed pursuant to this SECTION 3.5, the purchase order may not be canceled by either Party except as provided in SECTION 3.10 or in SECTION 3.11 below. Connetics acknowledges that the acceptance of a purchase order triggers the purchase of Unique Materials, as defined in Section 3.12.

3.6 Shipment; Delays. APG shall use Commercially Reasonable Efforts to ship Product to Connetics by the delivery date specified in the accepted purchase order. If APG believes there will be a significant delay in shipment of Finished Product beyond the delivery dates specified in any accepted purchase order, APG shall promptly inform Connetics of such expected delay and shall use Commercially Reasonable Efforts to minimize the delay.

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3.7      Change Orders. The time of delivery and quantities specified in a purchase order accepted by APG pursuant to SECTION 3.5 above shall be binding upon the Parties and may not be changed or canceled, except as provided in SECTIONS 3.9 AND 3.10 below.

3.8 Increased Demand. APG will use Commercially Reasonable Efforts to accommodate Connetics' requests for Units in excess of those reserved for Connetics; provided, however, that it shall not be a breach of this Agreement if APG, despite its Commercially Reasonable Efforts, is unable to supply quantities of Product to Connetics in excess of 110% of the annual forecast supplied pursuant to SECTION 3.3 for that year.

         3.9      Postponement of Manufacturing; Penalties.

         (a) By Connetics. Connetics may postpone a purchase order for production in accordance with the provisions in this Section. Connetics may postpone each purchase order one time. In the event of postponement pursuant to this SECTION 3.9, APG shall use Commercially Reasonable Efforts to reschedule the postponed order to a date agreeable to both Parties. Regardless of the amount of notice, if Connetics does not reschedule the Date of Manufacture to a date within forty-five
                  (45) calendar days of the originally scheduled date, the Purchase Order shall be deemed cancelled, and Connetics shall incur the penalties, if any, pursuant to SECTION 3.10.

         (b)      By APG.

                  (i) APG shall use Commercially Reasonable Efforts to meet the terms of a purchase order that it accepts, taking into account mutually agreed upon forecasts under
                           SECTION 3.3, available plant capacity and timing of its production.

                  (ii) APG shall immediately notify Connetics if APG is unable to fill any purchase order place by Connetics pursuant to SECTION 3.4 for any reason, and advise Connetics of the revised delivery date. Connetics shall then have the option of terminating the purchase order without obligation of payment or of accepting the revised delivery date.

3.10 Cancellation of Purchase Orders; Penalties. Connetics may cancel a purchase order for production in accordance with the provisions in this Section. In addition to any charges for Unique Materials pursuant to
         SECTION 3.12, Connetics shall be assessed a charge for cancellation, determined according to the following schedule:

         (a) If Connetics gives at least forty-five (45) calendar days notice prior to the manufacturing date assigned by APG pursuant to SECTION 3.5, there shall be no penalty for cancellation.

         (b) If Connetics gives less than forty-five (45) calendar days and more than fourteen (14) days notice, APG may invoice Connetics for, and Connetics shall be required to pay to APG an amount equal to thirty percent (30%) of

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                  the amount owed under the purchase order, calculated in
                  accordance with EXHIBIT B; provided, however, that APG must use Commercially Reasonable Efforts to reallocate the suite to manufacture another product on the originally scheduled date, and no charge shall be assessed to Connetics if such efforts are successful.

         (c) If Connetics gives fourteen (14) days or less notice, APG may invoice Connetics for, and Connetics shall be required to pay to APG an amount equal to, fifty percent (50%) of the amount owed under the purchase order, calculated in accordance with EXHIBIT B; provided, however, that APG must use Commercially Reasonable Efforts to reallocate the suite to manufacture another product on the originally scheduled date, and no charge shall be assessed to Connetics if such efforts are successful.

3.11     Shipment; Inspection; Rejection

         (a) Shipment of Product. APG shall ship, or cause to be shipped at Connetics' expense, the Product to Connetics or such destination(s) as Connetics may designate in writing. Delivery of Product to a common carrier authorized by Connetics shall constitute delivery to Connetics, and risk of loss shall pass to Connetics at that time. APG agrees to provide support to assist Connetics to pursue any Product related claims it may have against carriers, provided that Connetics shall reimburse APG for any out-of-pocket expenses APG may incur in providing such support. All invoices and other shipping documents shall be sent by first class mail or by fax to Connetics' address for notices under this Agreement, directed to the attention of Controller.

         (b) Non-Conforming Product. Connetics may reject any shipment of Product that does not conform to the Manufacturing Standards, subject to the terms of this Section and the Quality Agreement. Except with respect to "hidden defects," within ten
                  (10) business days after APG's internal release of Product, Connetics shall inspect the Product and notify APG whether it will accept or reject the Product. If Connetics does not notify APG of the non-conformity of such Product, the Product shall be deemed to meet the Specifications, except for hidden defects. No inspection under this Section shall relieve APG of its obligations and warranties under this Agreement. If Connetics rejects all or any part of any shipment of Product, the procedures to be followed are:

                  (i) Connetics shall submit to APG in writing any claim that Product does not conform with the Specifications or cGMPs, accompanied by a report of Connetics' analysis (which analysis shall be conducted in good faith) and a sample of the Product at issue, explaining in reasonable detail the basis on which the allegedly nonconforming Product does not meet the Specifications. Once nonconformance is confirmed and fault is determined to belong with APG pursuant to the provisions of this SECTION 3.11(b), Connetics shall not be obligated to pay for such nonconforming

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                           shipment of Product. Only those tests listed in the
                           Specifications may be used to demonstrate nonconformance of Product.

                  (ii) APG shall conduct its own analysis of the sample in good faith within thirty (30) days after the receipt by APG of the report and sample from Connetics, and provide the results to Connetics.

                           (A) If after APG's own analysis of the sample APG agrees with the claim of nonconformity, Connetics shall promptly inform APG if Connetics wishes to have APG replace the nonconforming Product with conforming Product. If Connetics wishes to receive such replacement Product, APG shall provide such replacement as soon as reasonably practicable thereafter, in which case Connetics shall be obligated to pay only for such replacement Product. Connetics shall not be obligated to pay for the nonconforming Product, and APG shall: (1) credit Connetics for the amount paid by Connetics to APG for the nonconforming Product if Connetics has already paid for such nonconforming Product or (2) cancel its invoice to Connetics for such nonconforming Product if Connetics has not yet paid for such nonconforming Product, and Connetics shall not be obligated to pay such canceled invoiced amount.

                           (B) If, after its own analysis, APG does not agree with the claim of nonconformity or determines that Connetics is responsible for the nonconformity, such Product shall be tested for conformance with the applicable Specifications by an independent third party testing laboratory mutually acceptable to both parties. The independent analysis shall be binding on both Parties solely for the purpose of determining whether such Product may be rightfully rejected.

                  (iii) After a final determination that the Product shipment is nonconforming, and if APG is responsible for the nonconformity, Connetics shall return or destroy it at APG's request and cost in the most cost effective and environmentally safe and appropriate manner available, consistent with federal, state and local laws and regulations.

                  (iv) If conforming Product supplied under this Agreement becomes nonconforming or unsuitable at no fault of APG, Connetics will remain obligated to pay APG for such Product. At APG's request, Connetics shall return such unsuitable Product to APG. Otherwise, Connetics shall destroy it in the most environmentally safe and

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                           appropriate manner available, consistent with
                           federal, state and local laws and regulations.

         (c) Hidden Defects. For purposes of this Agreement, "hidden defect" means a defect in the Product not discovered by Connetics during its testing of the Product in accordance with generally accepted practices in the pharmaceutical industry and which would not be a defect reasonably expected to be discovered in accordance with such testing. In the case of a hidden defect, Connetics shall have the right to request that APG provide to Connetics, within 30 days after APG receives notice of the hidden defect, Product that meets the Specifications or to promptly provide Connetics with full credit for the Purchase Price paid by Connetics for the returned Product.

         (d) Notwithstanding the other provisions of this SECTION 3.11, Connetics shall have no right to reject any Product that fails to conform with the Manufacturing Standards if the nonconformance is attributable to (i) events outside of APG's control that occurred after delivery to a common carrier, or
                  (ii) processes, procedures or Product components specified or approved in writing by Connetics in the Specifications or otherwise, provided that APG followed or used such processes, procedures and Product components materially in accordance with the Specifications.

3.12 Unique Materials. Connetics shall reimburse APG for its actual costs expended for the purchase of "Unique Materials" (i.e., certain raw materials, artwork, printed cans, labels, cartons and special valves) purchased by APG expressly to meet its performance obligations under this Agreement in reliance upon a firm purchase order pursuant to
         SECTION 3.4 and which later are made obsolete, or to the extent that such Unique Materials remain on hand at the expiration of this Agreement as provided under SECTION 10.1. For purposes of this Section, material is obsolete if it cannot be incorporated into the Product due to changes mandated by a Regulatory Authority, changes directed by Connetics, or Connetics-mandated cancellation or postponement. Once material becomes obsolete, APG may invoice Connetics from time to time for APG's cost to acquire such obsolete material, which invoices shall identify the material in question and shall be accompanied by a reasonably detailed statement of the cause of such obsolescence and a certification that APG has disposed of such materials in accordance with the terms of this Agreement.

3.13 Risk of Loss. Risk of loss of Product shall be with APG until delivery of Product to a common carrier pursuant to SECTION 3.11 of this Agreement.

3.14 Insurance. APG shall at its own expense obtain and maintain workers' compensation and comprehensive general liability insurance with respect to performance under this Agreement, in amounts that APG determines to be reasonable, but in no event less than $5,000,000.00.

                                    ARTICLE 4
                             PRICE AND PAYMENT TERMS

4.1 Price for Connetics' Products. The price for Connetics' Products shall be the actual cost of Raw Materials and Components, plus the Manufacturing Fee. The Manufacturing Fee shall be a per Unit fee for Products in amounts to be agreed per Unit for each Product and for each size or formulation. As of the Effective Date, the agreed upon Manufacturing Fee for each Product shall be set forth in the document attached as EXHIBIT B to this Agreement, which Exhibit may be amended from time to time by the mutual written agreement of the Parties to add or delete Products and/or size or formulation of Products. The Manufacturing Fee and Product Rebate set forth in Exhibit B for the Products listed in Exhibit A shall not be increased or decreased during the Initial Term of this Agreement, as defined in SECTION 10.1.

4.2 Invoices. APG shall submit to Connetics an invoice five (5) days after APG's internal release of Product. Connetics shall make payment of each invoice within thirty (30) days after receipt by Connetics. If within thirty (30) days after the delivery of Product and the accompanying Certificate of Analysis to Connetics, Connetics demonstrates non-conformance under SECTION 3.11 and APG agrees with such finding, Connetics shall not be obligated to pay for such non-conforming shipment.

4.3      Currency. Amounts due to APG under this Agreement are payable in U.S.
         Dollars.

4.4 Pre-payment. APG may only use the Payment to reduce current debts it has with certain of its vendors, which vendors APG will identify in writing prior to receiving the Payment. Upon the execution of this Agreement by the Parties, and receipt by Connetics of the list of vendors specified in the previous sentence, Connetics shall pay APG the Payment.

4.5 Annual Credit. APG will repay the Payment by applying a credit to current and future commercial and samples Product orders and any future development work for Connetics at the rate of [*] (the "Annual Credit"), subject to acceleration as provided for in this Agreement. The Annual Credit will be applied each year as a [*] of Product orders and/or development work. The first Annual Credit, unless otherwise accelerated, shall be applied to all then-open and future Product orders and/or development work starting on the date that APG gets loan funding on the New Loan. All subsequent Annual Credits, unless otherwise accelerated, shall be applied to all open and future Product orders and/or development work each year starting on the anniversary date of this Agreement until fully credited to Connetics.

4.6 Acceleration. If APG does not obtain loan funding on the New Loan as well as complete [*] subject to an additional 30 day grace period if needed, then all remaining Annual Credits shall be immediately accelerated and the remaining portion of the Payment that has not yet been credited to Connetics shall be applied 100% to all then-current and future Product orders and/or development work until fully credited to Connetics.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE 4.5
                                   COLLATERAL

After APG obtains funding on the New Loan, APG shall grant Connetics a security interest in all current and future API and Raw Materials (collectively the "Collateral"). The security arrangement will be evidenced by a security agreement and shall be perfected by the filing of financing statements (UCC-1) with applicable authorities. Financing statements (UCC-1) shall be filed only after APG obtains funding on the New Loan. Except for the lender funding the New Loan, APG shall obtain subordination agreements from other lenders if any then existing lender has a senior security interest in the Collateral, such that Connetics' security interest shall be senior to all others.

                                    ARTICLE 5
                                   WARRANTIES

5.1 Quality. Each shipment of Product under this Agreement shall have been manufactured in accordance with U.S. cGMPs in a duly licensed facility and shall have been subject to a quality control inspection by Connetics in accordance with the Specifications and the Quality Agreement. APG shall number each Product shipment with a vendor lot number that is traceable to Raw Materials used to manufacture such Product.

5.2 cGMP employees. Within 90 days after APG obtains loan funding on the New Loan, APG agrees to hire, with Connetics' assistance and consent, two new cGMP employees to work at APG on cGMP matters. If the positions are not filled within 90 days after APG obtains a loan commitment on the New Loan, then all remaining Annual Credits shall all be immediately accelerated and the remaining portion of the Payment that has not yet been credited to Connetics shall be applied 100% to all then-current and future Product orders and/or development work until fully credited to Connetics.

5.3      Representations and Warranties.

         (a) APG warrants that Product delivered to Connetics pursuant to this Agreement shall, at the time of delivery:

                  (i) have been manufactured, filled, packaged, and shipped in accordance with all applicable laws, rules, regulations or requirements;

                  (ii) have been stored in accordance with all laws, rules, regulations or requirements relating to the handling of hazardous materials;

                  (iii) have been manufactured, filled, packaged and stored in accordance with, and will conform to, the Specifications;

                  (iv) will be free from defects in material, manufacturing and workmanship for the shelf life of the Product as set forth in the Specifications; and

                  (v) not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the "Act") as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery.

         (b) Licensing. APG represents and warrants that it has obtained and will maintain on a current basis and will comply with all licenses, permits and approvals of applicable governmental agencies as may be required to manufacture, test and store the Product pursuant to this Agreement and perform its other obligations under this Agreement. APG shall be responsible for obtaining and maintaining licenses and permits for manufacture, testing and storage of the Product and ensuring that its facilities used in the manufacture of the Product meet cGMPs in all respects.

         (c) Compliance with Laws. APG represents and warrants that it shall comply with all federal, state, local and foreign laws, regulations and other requirements applicable to the manufacture, testing and storage of the Product and the performance of APG's obligations under this Agreement. APG shall have sole responsibility for adopting and enforcing safety procedures for the handling and manufacture of the Product at its facilities and the proper handling and proper disposal of waste relating to the Product.

5.4      Limitations; Indemnification.

         (a) Limitations on Warranty. The warranty furnished in SECTION 5.2(b) shall not apply to defects caused by accident or willful damage, abuse, misuse, neglect, improper testing, handling, storage or use after delivery by APG of the Product in question to Connetics.

         (b) No Implied Representations; Warranties or Conditions. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER APG NOR CONNETICS MAKES ANY REPRESENTATIONS OR WARRANTIES AND THERE ARE NO CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO PRODUCT SUPPLIED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS WITH RESPECT TO NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH PRODUCT, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

         (c) Limitation of Liability. EXCEPT FOR ANY LOSS, LIABILITY, DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO THE DISCLOSURE OF

                  CONFIDENTIAL INFORMATION PURSUANT TO ARTICLE 7 OR AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST OPPORTUNITY, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

                                    ARTICLE 6
                               TECHNOLOGY TRANSFER

6.1 Technology Transfer by Connetics. APG acknowledges that from time-to-time for business reasons unrelated to APG's performance, Connetics may wish to qualify one or more additional manufacturing sources for Product. Without derogating from APG's rights under this Agreement, if Connetics wishes to qualify an additional source, APG shall cooperate with Connetics in transferring the manufacturing technology and know-how to another entity ("Connetics Technology Transfer"). For purposes of this ARTICLE 6, the term "cooperation" may include providing documentation, Raw Materials or Components, samples of Product, or other information at Connetics' request, and means not taking any action to hinder the qualification of the second source (e.g., by delaying a response to Connetics' requests for assistance). Connetics shall reimburse APG for its time and materials expended to cooperate with Connetics in connection with the Connetics Technology Transfer.

6.2 Technology Transfer by APG. If during the period that any portion of the Payment has not been fully credited to Connetics, APG stops doing business as a going concern Connetics has the right to use APG facilities, equipment, manufacturing technology and know-how ("APG Technology Transfer") to manufacture Connetics' Products subject to any of APG's lenders' senior rights and approvals. In such event APG shall cooperate with Connetics in all respects with the APG Technology Transfer. Connetics' rights to the APG Technology Transfer shall cease when the Payment has been fully credited to Connetics.

                                    ARTICLE 7
                                 CONFIDENTIALITY

7.1      Confidentiality.

         (a) Confidential Information. The Parties acknowledge that by reason of their relationship to each other under this Agreement, each will have access to certain information and materials concerning the other's business, plans, trade secrets, customers (including, but not limited to, customer lists), technology, and/or products that is confidential and of substantial value to that Party, which value would be impaired if such information were disclosed to Third Parties ("CONFIDENTIAL INFORMATION"). Each Party agrees that it will not use in any way other than expressly authorized or contemplated under this Agreement, nor disclose to any third party, any such Confidential Information revealed to it by the other Party (except that Confidential Information may be disclosed, as required for the purposes of this Agreement, to any Regulatory Authority, an Affiliate, assignee, distributor, consultant or third party contractor or research and development organization under similar written obligations of non-disclosure and non-use), and will take every reasonable precaution to protect the confidentiality of such information and with no less restrictive precautions than it takes to protect its own confidential information. If Confidential Information is required to be disclosed in response to a valid order by a court, Regulatory Authority or other government body of competent jurisdiction, or if otherwise required to be disclosed by law, or if necessary to establish the rights of either Party under this Agreement, the receiving Party shall use Commercially Reasonable Efforts to provide the disclosing Party with advance notice of such required disclosure to give the disclosing Party sufficient time to seek a protective order or other protective measures, if any are available, for such Confidential Information.

         (b) Exceptions. For purposes of this Agreement, information shall be deemed Confidential Information if such information, by its nature or due to the context within which it is disclosed, is obviously intended by the disclosing Party to be kept confidential even if not identified as such in writing or with legends or other markings. The person disclosing Confidential Information shall endeavor to confirm verbally disclosed Information as "CONFIDENTIAL" in writing, given the understanding that failure to do so does not constitute a designation of non-confidentiality, particularly when the confidential nature is apparent from context and subject matter. Upon request by either Party, the other Party will advise whether or not it considers any particular information or materials to be Confidential Information. Confidential Information does not include information, technical data or know-how that:

                  (i) is or becomes publicly available through no fault of the receiving Party or its individual employees, agents or members amounting to a breach of this Agreement;

                  (ii) is lawfully obtained on a non-confidential basis by the receiving Party from a third party who is not obligated to retain such information in confidence;

                  (iii) the receiving Party can demonstrate, by competent evidence, was known to it or any of its Affiliates from a source other than the disclosing Party or any of its Affiliates prior to the disclosure under this Agreement;

                  (iv) the receiving Party can demonstrate by its written records is independently developed by employees of the receiving Party or an Affiliate of the receiving Party, which employees were neither privy to nor had access to the Confidential Information and which is developed without use in any way of the Confidential Information;

                  (v) must be disclosed to governmental agencies, provided that: (A) this exception shall only apply to disclosure to such agencies, and not to any other person or entity; and (B) the disclosing Party shall
                           (1) provide the other Party with prompt notice (including copies of all written requests or demands) of any proposed disclosure to any governmental agency, with an explanation of the Confidential Information of the other Party to be disclosed; and
                           (2) cooperate in any lawful effort by the other Party to prevent, limit or restrict disclosure of its Confidential Information to such government agency.

7.2 Remedy. If either Party breaches any of its obligations with respect to this ARTICLE 7, or if such a breach is likely to occur, the other Party shall be entitled to seek equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law, without posting a bond.

7.3 Agreement Terms. Subject to SECTION 15.2 and the exclusions set forth in SECTION 7.1(b), the Parties shall treat the terms and conditions of this Agreement as Confidential Information; provided, however, after written notification to the other Party, each Party may disclose the existence of this Agreement and the material terms and conditions of this Agreement under circumstances that reasonably ensure the confidentiality thereof to: (a) any government or regulatory authorities, including without limitation the United States Security and Exchange Commission pursuant to applicable law (excluding, to the extent legally permitted, disclosure of financial terms in any publicly available versions of information so disclosed), (b) its legal representatives, advisors and prospective investors, and (c) to Connetics' licensors to the extent required for compliance with Connetics' obligations under third party licenses.

7.4 Return of Confidential Information. Within ten (10) days following the termination of any agreement between the Parties with respect to the subject matter the receiving Party agrees to promptly return all tangible items relating to the Confidential Information, including all written material, photographs, models, compounds, compositions and the like made available or supplied by the disclosing Party to receiving Party, and all copies thereof, upon the request of the disclosing Party, except such records as may be required to be kept for FDA or other government regulatory compliance. Recipient further agrees to identify those persons to whom the Confidential Information that is the subject of this Agreement was disclosed upon request of the disclosing Party.

7.5 Inside Information. APG understands that Confidential Information may constitute "inside information" of Connetics for securities purposes and agrees to refrain from any unlawful disclosure, trading or other improper use of such information.

                                    ARTICLE 8
                                   ASSIGNMENT

8.1 Assignment by APG. APG shall have no right or authority to assign the Agreement or any portion of the Agreement, to sublet or subcontract in whole or in part, or otherwise delegate its performance under this Agreement, without Connetics' prior written consent, which consent shall not unreasonably be withheld. No assignment shall be effective until the assignee shall have unconditionally assumed in writing all of the assignor's obligations under this Agreement and a written notice of such assignment is given to Connetics. Notwithstanding the foregoing, nothing in this Agreement shall prohibit APG from assigning this Agreement to any Affiliate of APG that may from time to time own or operate the Indiana facility or any other facility to which APG may move its manufacturing operations. No such assignment shall relieve APG of primary liability for the performance of its obligations under this Agreement.

8.2 Assignment by Connetics. Connetics may assign this Agreement, provided prior reasonable written notice has been given to APG. APG agrees that if this Agreement is assigned to any third party or Affiliate, all the terms and conditions of this Agreement shall continue between such third party or Affiliate and APG with the same force and effect as if said Agreement had been made with such third party or Affiliate in the first instance, provided that no such assignment shall relieve Connetics of primary liability for the performance of its obligations under this Agreement.

8.3 Binding Effect and Assignment. When duly assigned in accordance with this ARTICLE 8, this Agreement shall be binding upon and inure to the benefit of the assignee. Any attempted assignment contrary to the provisions of this ARTICLE 8 shall be deemed ineffective, and the non-assigning Party shall have the right to terminate this Agreement, with the effect described in SECTION 10.2.

                                    ARTICLE 9
                                  FORCE MAJEURE

Neither Party shall be considered in default of performance of its obligations under this Agreement, except any obligation under this Agreement to make payments or apply credits when due, to the extent that performance of such obligations is delayed by contingencies or causes beyond the reasonable control and not caused by the negligence or willful misconduct of such Party, including but not limited to strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions, or force majeure, to the extent that the failure to perform is beyond the reasonable control of the nonperforming Party, if the Party affected shall give prompt written notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from performance of its obligations under this Agreement for the period of time that the condition constituting force majeure continues and the non-performing Party uses good faith diligent efforts to mitigate, avoid or end such delay as soon as practicable.

                                   ARTICLE 10
                              TERM AND TERMINATION

10.1 Term. Subject to the rights to terminate sooner under this Article 10, this Agreement shall expire on May 1, 2008 (the "Initial Term"), after which this Agreement may be renewed for successive periods of one or more calendar year(s) each, by written agreement of the Parties.

10.2 Termination for Material Breach. Either Party may terminate this Agreement upon written notice if the other Party has breached any of its material obligations under this Agreement, and (a) such breach has not been cured within 60 days after written notice of the breach, or
         (b) if a plan, reasonably acceptable to the non-breaching Party, is not implemented to cure as soon as practicable after notice of the breach

10.3 Termination upon Insolvency. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement immediately by written notice to the other Party upon (i) the filing by the other Party of a voluntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, (ii) the filing against such other Party of an involuntary petition in bankruptcy which is not dismissed within 60 days, (iii) the appointment of a receiver or trustee of any of such other Party's property if such appointment is not vacated within 60 days, (iv) the adjudication of such other Party as insolvent, or (v) the assignment of such other Party's property for the benefit of its creditors (collectively, "Insolvency"). In the event of an Insolvency, if the Agreement is not terminated, then all remaining Annual Credits shall be immediately accelerated and the remaining portion of the Payment that has not yet been credited to Connetics shall be applied 100% to all then-current and future Product orders and/or development work until fully credited to Connetics.

10.4 Termination for Force Majeure. Either Party may terminate this Agreement upon thirty (30) days written prior notice in the event of the other Party's inability to substantially perform its obligations under this Agreement for more than one hundred eighty (180) days due to an event of force majeure as described in SECTION 9.1.

10.5     Payment upon Termination. If the Agreement is terminated pursuant to
         SECTION 10.2, SECTION 10.3 or SECTION 10.4, then all remaining Annual Credits shall be immediately accelerated and the remaining portion of the Payment that has not yet been credited to Connetics shall be immediately due and payable to Connetics.

10.6 Termination without Cause. After the Payment has been fully credited to Connetics, either Party may terminate this Agreement upon twelve (12) months' written notice.

10.7 Accrued Liabilities. The termination of this Agreement for any reason shall not discharge either Party's liability for obligations incurred under this Agreement and amounts unpaid at the time of such termination. Connetics shall be liable to pay APG for any Product, work in progress and materials purchased by APG, less any remaining portion of the Payment that has not been credited to Connetics, to fulfill its obligations under this Agreement, provided however that APG shall make all Commercially Reasonable Efforts to mitigate its damages under such circumstances.

10.8 Return and Disposition of Property. Upon the termination of this Agreement for any reason, each Party shall return to the other Party or its designee all of such other Party's property, including, but not limited to, all proprietary information, in its possession. To the extent required by law or to comply with such Party's continuing obligations under this Agreement, each Party may keep a single copy of tangible property belonging to the other Party. APG shall dispose of all bulk active ingredients, raw materials, containers, and Labeling not necessary to complete work in progress at Connetics' expense, less any remaining portion of the Payment that has not been credited to Connetics, in accordance with Connetics' reasonable instructions.

10.9 Reversion of Rights. Upon the termination of this Agreement for any reason, APG shall have no further rights to manufacture under Connetics' patents, and all rights, title or interest in Connetics' technology shall revert automatically to Connetics without the need for further action.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1 Indemnification by APG. APG shall indemnify Connetics, its Affiliates and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all suits, losses, actions, demands, investigations, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "LOSSES") brought by third parties arising from or occurring as a result of:

         (a)      a nonconformity of Product with the warranties under SECTIONS
                  5.1 and 5.2 except for any damages attributable to the negligence of Connetics, its employees or agents;

         (b)      APG's failure to comply with the Specifications;

         (c) any willful act or omission or negligence of APG or its employees, agents or other contractors in the manufacturing and testing of the Product; or

         (d) APG's failure to comply with the Act and the regulations under the Act in the production of Product.

         (e) any breach (or alleged breach) by APG of its representations, warranties, or material obligations under this Agreement;

         (f) the manufacture or the storage of the Product prior to the date of shipment of Product to Connetics by APG or its Affiliates,

         all except to the extent caused by the negligence or willful misconduct of Connetics or its officers, agents, employees, Affiliates, sublicensees or customers.

11.2 Indemnification by Connetics. Connetics shall indemnify APG, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses brought by third parties arising from or occurring as a result of:

         (a) failure by Connetics to comply with the Food Drug and Cosmetic Act and the regulations under the Act;

         (b) the handling or other use of the Product including by end users;

         (c) any willful act or omission or negligence of Connetics or its employees, agents or other contractors

         (d) any breach (or alleged breach) by Connetics of its representations, warranties, or material obligations under this Agreement;

         (e) the manufacture by Connetics or third parties contracted by Connetics, or the storage of Product after the date of shipment of Product to Connetics by APG or its Affiliates,

         all except to the extent caused by the negligence or willful misconduct of APG or its officers, agents, employees, Affiliates, sublicensees or customers.

11.3 Patent Indemnification. Connetics shall indemnify, defend, and hold APG and its employees, servants and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorney's fees), and liabilities which APG may incur, suffer or be required to pay by reason of any patent infringement suit brought against APG because of APG's manufacture of Product to the extent that the alleged infringement arose out of or related to APG's use of processes, compounds or other products the rights to which are claimed to be owned by Connetics.

11.4 Process. If either Party expects to seek indemnification from the other pursuant to the provisions of this ARTICLE 11, it shall promptly give notice to the indemnifying Party of any such Claim. The indemnifying Party shall have the right to control the defense of such Claim and the indemnified Party shall cooperate with the indemnifying Party in the defense of such Claim. The indemnifying Party shall have the right to settle or compromise any claim against the other Party without the consent of the other Party, provided that the terms of the settlement:

         (a) provide for the unconditional release of the Party being indemnified;

         (b) require the payment of compensatory monetary damages only by the indemnifying Party; and

         (c) expressly states that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Party being indemnified of any issue, fact, allegation or any other aspect of the claim being settled.

         The Party being indemnified shall not pay or voluntarily permit the determination of any liability which is subject to any such action while the indemnifying Party is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 12
                            AUDIT RIGHTS; INSPECTIONS

12.1 Inspections. Connetics, upon its own discretion and at its own cost and expense, is entitled during ordinary business hours and at dates acceptable to APG to inspect or to have inspected, APG's plant and procedures used for manufacture and storage of the Products. Such inspections shall not materially disrupt APG's business for other customers.

12.2 Books and Records. APG agrees to maintain and cause its Affiliates to maintain complete and accurate books and records of account so as to enable Connetics to verify amounts due and payable under this Agreement. In particular, APG shall preserve and maintain all such records and accounts required for audit for a period of four (4) years after the calendar quarter for which the record applies.

12.3 Audit of APG's Records. During the term of this Agreement, Connetics shall have the right upon four (4) weeks notice to APG to have an independent certified public accountant, selected by Connetics and reasonably acceptable to APG, audit APG's records relating specifically to the Products during normal business hours; provided, however, that such audit shall not take place more frequently than once a year and shall not cover records for more than the preceding four (4) years.

12.4 Government Inspection. APG agrees to advise Connetics by telephone and facsimile immediately of any proposed or announced visit or inspection, and as soon as possible but in any case within twenty-four (24) hours of any unannounced visit or inspection, by any Regulatory Authority of any facilities used by APG in the performance of its obligations under this Agreement. APG shall provide Connetics with a reasonable description of each such visit or inspection promptly (but in no event later than five [5] calendar days) thereafter, and with copies of any letters, reports or other documents (including Form 483's) issued by any such authorities that relate to the Products, or such facilities, processes or procedures. Connetics may review APG's responses to any such reports and communications, and if practicable, and, insofar as timely received, Connetics' reasonable views and requests shall be taken into account prior to submission of such reports and communications to the relevant Regulatory Authority.

                                   ARTICLE 13
                                    DISPUTES

13.1 Arbitration. If the Parties' are unable to settle amicably any claim, dispute, controversy or difference arising out of or in relation to or in connection with this Agreement or for breach of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation, then the dispute shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any arbitration pursuant to this section, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, one being appointed by each Party and the third being appointed by mutual agreement of the two arbitrators appointed by the parties. The place of arbitration shall be Palo Alto, California.

13.2 Waiver of Trial by Jury. If the Parties fail to resolve a dispute through negotiation or arbitration in accordance with SECTION 13.1, each Party shall have the right to pursue any of the remedies legally available to resolve the dispute; provided, however, that the Parties expressly waive any right to a jury trial in any legal proceedings under this ARTICLE 13.

13.3 Governing Law. This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States without regard to that body of law known as conflicts of law; provided that issues relating to the validity and enforceability of patents shall be governed by the laws of the jurisdiction by which such patent was granted.

                                   ARTICLE 14
                                     NOTICES

Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested; by facsimile; by internationally recognized courier; or by personal delivery, in each case addressed to the other Party at the address below or at such other address for which such Party gives notice under this Agreement.

         If to Connetics, at:

                  Connetics Corporation
                  Attn: President and Chief Executive Officer
                  3290 West Bayshore Road
                  Palo Alto, California 94303

         If to APG, at:

                  Accra Pac Group
                  Attn:  Chief Executive Officer
                  1919 Superior Street
                  Elkhart, Indiana 46516
                  With a copy to:  President

Such notice shall be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered. Either Party may change its address for notice by delivering a written notice of the new address in accordance with this Article.

                                   ARTICLE 15
                             NATURE OF RELATIONSHIP

15.1 No Agency; Independent Contractor. Each Party is and shall be considered to be an independent contractor of the other Party. Neither Party shall be the legal agent of the other for any purpose whatsoever and neither Party has any right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or on behalf of the other Party. Neither Party shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the Party so to be bound.

15.2 Public Statements. The Parties shall endeavor to provide courtesy copies of any public announcements concerning the relationship created by this Agreement. Neither Party shall make any representations concerning the other without the prior consent from the other Party. Notwithstanding the foregoing, each Party consents to references to it in reports or documents or other disclosures sent to stockholders or filed with or submitted to any governmental authority or stock exchange. Except for such disclosure as is required by applicable law and/or stock exchange regulation, neither Party shall make any announcement, news release, public statement, publication or presentation relating to the existence of this Agreement or the arrangements referred to in this Agreement without first notifying the other Party.

15.3 No License. Nothing in this Agreement, including the original transfer of technical information from Connetics to APG, shall constitute any grant, option or license to APG under any patent or other rights now or hereafter held by Connetics.

                                   ARTICLE 16
                              ADDITIONAL PROVISIONS

16.1 Headings. Article and section headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2 Partial Invalidity. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, then: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Agreement will remain in full force and effect.

16.3 Survival. The covenants and agreements set forth in ARTICLES 7, 11 AND 13 shall survive any termination or expiration of this Agreement and remain in full force and effect regardless of the cause of termination.

16.4 Entire Agreement. This Agreement, including the attached Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Connetics and APG with respect to such subject matter, including but not limited to the Original Agreement and Term Sheet dated April 15, 2003. In particular, (a) in the event of a conflict between this Agreement and the terms and conditions of any purchase order or other form generated in performance of this Agreement, then the terms and conditions of this Agreement shall control except insofar as any such purchase order or confirmation establishes:

                  (i)      the quantity and form of any Product ordered;

                  (ii)     the shipment date;

                  (iii)    the shipment routes and destinations; or

                  (iv)     the carrier;

         and (b) in the event of conflict between this Agreement and the Quality Agreement (as it may be amended from time to time), the terms of this Agreement shall govern all aspects of the relationship between the Parties except that the Quality Agreement shall govern with respect to quality matters.

16.5 Waivers. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time, or for any period of time, any provision of this Agreement, or the failure to require at any time performance by the other Party of any provision of this Agreement, shall in no way be construed to be a present or future waiver of such provisions or of the right of such Party thereafter to enforce that provision or other provisions of this Agreement.

16.6 Amendment. Except as set forth in SECTION 2.1, no amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by the duly authorized representatives of both Parties.

16.7 Construction. The Parties agree that they have been represented by counsel during the execution and negotiation of this Agreement. Accordingly the Parties waive the application of any law, regulation, holding or rule of construction that provides that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. This Agreement may be signed and delivered to the other Party by facsimile signature; such transmission will be deemed a valid signature.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the Effective Date.

Connetics Corporation                           APG

By: /s/ Greg Vontz                              By:  /s/ Robert E. Theroux
   ___________________________________              ____________________________

Title: EVP & COO                                Title: President & COO
      ________________________________                 _________________________

                                LIST OF EXHIBITS

EXHIBIT A                   PRODUCTS

EXHIBIT B                   PRICING

EXHIBIT C                   QUALITY AGREEMENT

EXHIBIT D                   EQUIPMENT LIST

                                                                        EXHIBITS

                                    EXHIBIT A

                                    PRODUCTS

MARKETED NAME                  NDC CODE                PRODUCT SIZE
-------------                  --------                ------------

Luxiq                        63032-021-00                100 gram
OLUX                         63032-031-00                100 gram
Luxiq                        63032-021-15                 15 gram
OLUX                         63032-031-15                 15 gram

                                    EXHIBIT B

                                     PRICING

The Manufacturing Fee for each Product, as contemplated by SECTION 4.1 of this Agreement, is set forth below.

                                             MANUFACTURING FEE PER UNIT**
                                             ----------------------------
MARKETED NAME             PRODUCT SIZE    PHASE ONE***         PHASE TWO****
-------------             ------------    ------------         -------------
Luxiq                       100 gram      [    [*]                  [*]    ]
OLUX                        100 gram      [    [*]                  [*]    ]
Luxiq                        15 gram      [    [*]                  [*]    ]
OLUX                         15 gram      [    [*]                  [*]    ]

** In compliance with Section 4.1, Raw Materials and Components will be [*].
   Manufacturing Fee includes final testing and final packaging.

*** Phase One represents the price for filling. This structure applies only to validation lots. Phase One billing cannot occur until after the release of the filling batch records.

**** Phase Two represents final packout and release.

PRODUCT REBATE: Connetics shall be entitled to a volume discount, which shall be paid in the form of a rebate on the Phase One Manufacturing Fee according to the following schedule:

                                             Connetics shall be entitled to a
If in any calendar year Connetics orders:    rebate equal to:
-----------------------------------------    --------------------------------
[                   *                                        *               ]

Volume refers to the combined volume of orders and sizes for any calendar year.

[*] Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                                QUALITY AGREEMENT

Quality and Technical Agreement between Connetics Corporation and APG, dated January 8, 2002, as amended effective September 13, 2002, as it may be further amended from time to time.

                                                                        Exhibits

                                    EXHIBIT D

                                 EQUIPMENT LIST

[*]





[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.